SETTLEMENT AGREEMENT



     This SETTLEMENT AGREEMENT, effective May 24, 1999
(the "Agreement"), is entered into by and among DIMON
Incorporated, a Virginia corporation ("DIMON"), Tabex
(Private) Limited, formerly known as Dibrell Brothers
Zimbabwe (Private) Limited, organized under the laws of Zimbabwe ("Tabex") and each of their respective predecessors, successors and assigns, and Folium Inc., organized under the laws of the British Virgin Islands
("Folium"), Tabacalera, S.A., organized under the laws of the Kingdom of Spain ("Tabacalera"), Blair
Investments (Private) Limited (formerly known as Tabex
(Private) Limited), organized under the laws of Zimbabwe ("Blair"), and Messrs. Anthony C.B. Taberer,
Paul A.B. Taberer and Charles M.B. Taberer, each an individual, and each of their respective predecessors, successors and assigns (collectively referred to as the "Defendants").
     WHEREAS, DIMON entered into a Stock Purchase
Agreement, dated as of February 14, 1997 (as amended,

-1-
(225)
the "Stock Purchase Agreement"), with Intabex Holdings
Worldwide, S.A., a Luxembourg corporation ("Intabex"),
Folium, Leaf Management Investments Limited ("LMI") and
Tabacalera (the "Shareholders"), pursuant to which DIMON purchased all of the outstanding capital stock of Intabex on April 1, 1997. The Stock Purchase Agreement was amended, and the parties entered into agreements regarding, among other things, certain "Specified
Stocks" of tobacco, pursuant to an Agreement and Amendment No. 1 to Stock Purchase Agreement, dated as of August 14, 1997, between DIMON and the Shareholders.
     WHEREAS, Tabex (formerly known as Dibrell Brothers
Zimbabwe (Private) Limited), organized under the laws of Zimbabwe, and Blair (each under their former names referred to above) are parties to an Asset Purchase
Agreement, dated as of February 14, 1997 (the "Asset
Purchase Agreement"), pursuant to which Tabex purchased certain assets of Blair on April 1, 1997.
     WHEREAS, DIMON, Intabex, the Shareholders, Tabex
(by its predecessor) and Blair (by its predecessor) are parties to a Coordinating Agreement, dated as of February 14, 1997, pursuant to which the parties agreed upon certain matters (the "Coordinating Agreement").
     WHEREAS, DIMON International Tabak S.A. (formerly known as Intabex S.A. (Zug)) ("DIMON International"), a wholly-owned subsidiary of DIMON, and Mr. Anthony C.B.
Taberer are parties to a Consulting Agreement, dated as of April 1, 1997 (the "Consulting Agreement").
     WHEREAS, DIMON International and Mr. Paul A.B.
Taberer are parties to an Employment Agreement, dated as of April 1, 1994 (the "Employment Agreement").
     WHEREAS, DIMON International and Folium are parties to two Non-Competition Agreements, dated as of April 1, 1997, providing for certain limits, as described in those Agreements, on the ability of Folium and certain other parties to compete with Intabex in the leaf tobacco business.
     WHEREAS, in a series of letters described in the list annexed hereto as Exhibit A, DIMON asserted numerous claims against the Shareholders under the Stock Purchase Agreement and Asset Purchase Agreement
(the "Claim Letters").
     WHEREAS, on September 22, 1998, DIMON and Tabex
(by its predecessor Dibrell) filed an action in the United States District Court for the Southern District of New York (the "Court") captioned DIMON Inc. v.
Folium Inc. et al., 98 Civ. 6732 (LAK) (the "Action") seeking recovery against the Defendants and LMI. DIMON


-2-
(226)
subsequently filed an Amended Complaint, dated October
20, 1998, and a Second Amended Complaint, dated
December 28, 1998 in the Action.  Although the
Defendants have not yet been required to file an Answer in the Action, they deny DIMON's allegations and deny that they are liable to DIMON.
     WHEREAS, Blair subsequently commenced an action against Tabex in the High Court of Zimbabwe captioned
Blair Investments (Private) Limited (formerly Tabex
(Private) Limited) and Tabex (Private) Limited
(formerly Dibrell Brothers (Zimbabwe) (Private)
Limited) (the "Zimbabwe Action"). Although Tabex has not been required to answer Blair's action, Tabex denies Blair's allegations and denies that Blair is entitled to any relief requested in that action.
     WHEREAS, LMI was liquidated and dissolved pursuant to British Virgin Islands law in June 1998.
     WHEREAS, DIMON and the Defendants now desire to settle their disputes relating to DIMON's claims amicably on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:
     1.        Definitions.  Capitalized terms used in
this Agreement but not otherwise defined shall have the meanings set forth in the Stock Purchase Agreement or the Asset Purchase Agreement, as the context requires.
     2.        Releases and Indemnities.  The
following releases and indemnities shall be effective immediately and irrevocably upon the receipt by the parties of the settlement consideration as provided in paragraph 3 hereof.
         a.   Release by DIMON and Tabex.  Except as
               set forth in subparagraphs 2(a)(i)

-3-
(227)
               through (iii), below, and as necessary
               to enforce the terms and provisions of
               this Agreement, DIMON and Tabex, for
               themselves and their subsidiaries,
               successors, and assigns, completely
               release, acquit and forever discharge
               each of the Defendants, LMI, the
               liquidator of LMI and their respective
               present and former officers, directors,
               employees, agents, professional advisors and Affiliates, from any and all claims, suits, demands, debts, causes of action and damages whatsoever, whether at common law, in equity, (including, but not limited to, all claims arising under the Stock Purchase Agreement, the Asset
               Purchase Agreement, the Coordinating
               Agreement, the Employment Agreement, the
               Consulting Agreement or any related
               document or agreement), or pursuant to
               any statutory or regulatory right of
               action (including, without limitation,
               claims or rights of action under the
               securities laws of the United States,
               any State or territory of the United
               States or any foreign country), which
               DIMON ever had, now has, or may in the
               future have for, upon, or by reason of
               any matter, cause or thing whatsoever
               whether for known or unknown, disclosed
               or undisclosed, accrued or unaccrued,
               pled or unpled, foreseen or unforeseen,
               past, present or future harm, damages,
               losses, debts, pecuniary or nonpecuniary damages, or injury from the beginning of time to the effective date of this Agreement, including but not limited to any and all claims arising directly or indirectly from or in any way related to
               (i) DIMON's acquisition of Intabex's

-4-
(228)
               capital stock or Tabex's acquisition of
               certain Blair assets, (ii) any of the
               claims or factual circumstances alleged
               in the Action or (iii) the matters
               encompassed by the Claim Letters.
               This release shall not, however, in any
               way affect, restrict or abridge:
               (i)  (A)  the rights of DIMON and its
                    officers, directors, employees,
                    agents and Affiliates to obtain
                    from Folium indemnity on the terms
                    and conditions of Article XII of
                    the Stock Purchase Agreement with
                    respect to any and all Losses
                    suffered, incurred or sustained by
                    any of them or to which any of them
                    becomes subject, resulting from,
                    arising out of or relating to any
                    of the matters referred to in
                    Section 12.01(a)(ii) of the Stock
                    Purchase Agreement or any
                    misrepresentation or breach of
                    warranty contained in Sections
                    2.01(b), (c), (d) (but only insofar
                    as such Section 2.01(d) relates to
                    the capital stock or other equity
                    interests of the Subsidiaries),
                    (i), (l) or (n) of the Stock
                    Purchase Agreement, which
                    representations and warranties
                    shall survive for the periods set
                    forth in Section 11.01 of the Stock
                    Purchase Agreement and with respect
                    to which Folium shall be fully
                    liable notwithstanding the
                    provisions of Section 12.01(a) of
                    the Stock Purchase Agreement with
                    regard to the several liability of
                    Folium, (B) the rights of Tabex and
                    its officers, directors, employees,
                    agents and Affiliates to obtain
                    indemnity from Blair pursuant to
                    Article X of the Asset Purchase

-5-
(229)

                    Agreement with respect to any and
                    all Losses suffered, incurred or
                    sustained by any of them or to
                    which any of them becomes subject,
                    resulting from, arising out of or
                    relating to any of the matters set
                    forth in Section 10.1(a)(i) of the
                    Asset Purchase Agreement or any
                    misrepresentation or breach of
                    warranty contained in Sections 2.2,
                    2.5, 2.8 and 2.16 of the Asset
                    Purchase Agreement, which
                    representations and warranties
                    shall survive for the periods set
                    forth in Section 9.15 of the Asset
                    Purchase Agreement, and (C) any
                    rights of DIMON with respect to the
                    representations and warranties of
                    Folium contained in the fourth or
                    fifth sentences of Section 2.02(a),
                    and Sections 2.02(b) and (i) of the
                    Stock Purchase Agreement, provided
                    that the foregoing provisions of
                    this paragraph 2(a)(i) are subject
                    to the following limitations:  (V)
                    if the factual circumstances
                    relating to any alleged claim for
                    indemnity with respect to any
                    matter, representation or warranty
                    identified in paragraph 2(a) were
                    the subject of any specific claims
                    or allegations made by DIMON in any
                    of the Claim Letters or in the
                    Action, then such matters are
                    barred by the foregoing Release and
                    may not be the subject of claims;
                    (W) DIMON's right of set-off
                    against the remaining Set-Off
                    Debentures (or any cash, Specified
                    Investments and Purchaser Common
                    Stock held in escrow pursuant to
                    Section 12.05(d) of the Stock
                    Purchase Agreement), shall be
                    limited in accordance with

-6-
(230)
                    paragraph 3(a)(ii) hereof,
                    otherwise shall be governed by
                    Article XII of the Stock Purchase
                    Agreement; (X) with respect to any
                    claim for indemnity under the Stock
                    Purchase Agreement, but not the
                    Asset Purchase Agreement, the Loss
                    Threshold described in Section
                    12.01(c)(i) of the Stock Purchase
                    Agreement shall be deemed to have
                    been met; (Y) any liability
                    whatsoever of Folium and Blair to
                    indemnify DIMON and Tabex, whether
                    under this paragraph 2(c),
                    paragraph 2(d) or otherwise, shall
                    be limited as follows:  with
                    respect to claims made during the
                    period from the effective date of
                    this Agreement until April 1, 2001
                    any such liability shall be no
                    greater than a total amount of $10
                    million and with respect to claims
                    made thereafter any such liability
                    shall be no greater than a total
                    amount of $5 million plus amounts
                    then claimed or demanded but, in
                    any event, no greater than $10
                    million; and (Z) DIMON shall have
                    no continuing rights against
                    Tabacalera in any event;
               (ii) the rights of DIMON International
                    to enforce its rights against
                    Folium and Folium Group (as defined
                    in the Non-Competition Agreements)
                    under the Non-Competition
                    Agreements with respect to any
                    claim discovered or arising after
                    the date of this Agreement; or
               (iii)     the rights of DIMON
                    International to enforce its rights
                    against Anthony C. B. Taberer with

-7-
(231)
                    respect to Section 11 of the
                    Consulting Agreement with respect
                    to any claim discovered or arising
                    after the date of this Agreement.

          b.   Release by Defendants.  Except as set
               forth in subparagraphs 2(b)(i) through
               (iii) below, and as necessary to enforce the terms of this Agreement, each of the Defendants, for itself and its successors and assigns, completely releases, acquits and forever discharges
               DIMON and Tabex and their respective
               present and former officers, directors,
               agents, professional advisors, employees and Affiliates from any and all claims, suits, demands, debts, causes of action and damages whatsoever, whether at common law, in equity (including, but not limited to, all claims arising under the Stock Purchase Agreement, the Asset
               Purchase Agreement, the Coordinating
               Agreement, the Employment Agreement, the
               Consulting Agreement and any related
               document or agreement) or pursuant to
               any statutory or regulatory right of
               action (including, without limitation,
               claims or rights of action under the
               securities laws of the United States,
               any State or territory of the United
               States or of any foreign country) which
               any of the Defendants ever had, now has, or may in the future have for, upon, or by reason of any matter, cause or thing whatsoever whether for known or unknown, accrued or unaccrued, pled or unpled, foreseen or unforeseen, past, present or future harm, damages, losses, debts, pecuniary or nonpecuniary damages or injury from the beginning of time to the

-8-
(232)
               effective date of this Agreement,
               including, but not limited to, any and
               all claims arising directly or
               indirectly from or in any way related to
               (i) DIMON's acquisition of Intabex's
               capital stock or Tabex's acquisition of
               certain Blair (formerly Tabex) assets;
               (ii) DIMON's performance with respect to the Specified Stocks; (iii) any of the claims or factual circumstances alleged in the Action; (iv) the matters encompassed by the Claim Letters; or (v) the Zimbabwe Action.
               This release shall not in any way
               affect, restrict or abridge:
               (i)  the rights of Folium and Tabacalera with respect
                 to the proceeds of the COISA litigation as set forth in 5.5(b) of the Stock Purchase Agreement;
               (ii)      the rights of Folium, Tabacalera and their
                 officers, directors, employees, agents and Affiliates to obtain indemnity from DIMON on the terms and conditions of Article XII of the Stock Purchase Agreement with respect to any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentations or breach of warranty contained in Section 3.02 or 3.10 of the Stock Purchase Agreement, which representations and warranties shall survive for the periods set forth in
                 Section 11.01 of the Stock Purchase Agreement; and
               (iii)     the rights of Blair and its officers,

-9-
(233)
                 directors, employees, agents and Affiliates to obtain indemnity from Tabex on the terms and conditions of
                 Article X of the Asset Purchase Agreement with respect to any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentations or breach of warranty contained in
                 Section 3.2 or 3.7 of the Asset Purchase Agreement, which representations and warranties shall survive for the periods set forth in Section 9.15 of the Asset Purchase Agreement.
          d.   Representations.
               (i)  DIMON and Tabex represent that as of the date of
                 this Agreement none of the individuals listed on Exhibit B hereto has actual knowledge of any Loss by DIMON or Tabex arising under any of the provisions of the Stock Purchase Agreement, the Asset Purchase Agreement or the other Agreements referred to in paragraph 2(a)(i) through (iii) hereof, and has no actual knowledge of the assertion of a claim by a third party that could give rise to a Loss under those same referenced provisions, other than those claims previously made by DIMON in the Claim Letters or the Action.
               (ii)      The Defendants represent that as of the date
                 of the date of this Agreement none of the individuals listed on Exhibit B hereto has any actual knowledge of any Loss by Defendants arising under any of the provisions of the Stock Purchase Agreement or the Asset

-10-
(234)

                 Purchase Agreement referred to in paragraphs 2(b)(ii) through (iii) hereof, and has no actual knowledge of the assertion of a claim by a third party that could give rise to a Loss under the same referenced provisions.
              d.   Indemnities.  Folium shall
               indemnify and hold DIMON harmless
               against:  (i) any and all losses
               incurred by DIMON as a result of the
               assertion of any claims by LMI, the
               liquidator of LMI, or any assignee of
               LMI against DIMON that are within the
               scope of the subject matter of the
               release provided by the Defendants
               herein; and (ii) any commissions paid by DIMON to Kortem, Ozegener or Tezol with respect to the Turkish Tobaccos (as defined in Section 3(b)(iii)
               ("Contingent Commissions")), provided
               that DIMON shall not be entitled to
               indemnification for any Contingent
               Commission unless, prior to paying such
               commission, DIMON notifies Folium and
               Paul A. B. Taberer of the receipt of a
               demand for such payment and provides
               Paul A. B. Taberer with a period of
               ninety days thereafter to dispute that
               any such payment is owing and to resolve such dispute with the party demanding the Contingent Commission. With respect to the indemnity provided pursuant to paragraph 2(d)(ii) hereof, if after such nine-day period any dispute remains unresolved, DIMON shall be entitled, upon Notice to Folium and Paul A. B.
               Taberer, to pay any such Contingent
               Commission and se-off the full amount of such payment against the Set-Off
               Debentures.  The existence of this
               indemnity, however, shall not in any way affect the timing of the release of the Set-Off Debentures. With respect to the

-11-
(235)
               payment of any Contingent Commission by
               DIMON under the circumstances set forth
               above, DIMON shall assign to Folium any
               and all of its rights against the party
               claiming such Contingent Commission.
     3.        Settlement Consideration and Conditions
to Releases.   In consideration of the foregoing
releases and the settlements provided for in this Agreement, the parties agree as follows:
          a. Obligations of Defendants.  The
             Defendants shall:
               (i)Deliver to DIMON for immediate
                  cancellation Set-Off Debentures
                  having an aggregate principal amount
                  of US$50 million.  The certificates
                  representing such Set-Off Debentures
                  shall be endorsed in blank and shall
                  be transferred to DIMON free and
                  clear of any mortgage, pledge, lien,
                  charge or encumbrance.  On or after
                  the date of this Agreement, the
                  Defendants shall not be entitled to
                  any further interest payments with
                  respect to the Set-Off Debentures
                  cancelled pursuant to this paragraph
                  3(a)(i).
               (ii)    Deliver to DIMON for exchange
                  Set-Off Debentures having an
                  aggregate principal amount of US$30
                  million.  DIMON shall immediately
                  issue new certificates representing
                  such Debentures free of any legend
                  referring to any right of set-off,
                  and DIMON shall have no further
                  right of set-off with respect to
                  such debentures.  The remaining Set-
                  Off Debentures issued to Folium with

-12-
(236)
                  an aggregate principal amount of
                  US$10 million shall continue to be
                  subject to DIMON's right of set-off
                  pursuant to Section 12.05 of the
                  Stock Purchase Agreement on the
                  terms and conditions of Article 12
                  of the Stock Purchase Agreement and
                  paragraph 2 of this Agreement,
                  except that Section 12.05(e) shall
                  be amended to provide that on the
                  fourth anniversary of the Closing
                  Date, any Set-Off Debentures, cash,
                  Specified Investments and Purchaser
                  Common Stock held in escrow in
                  excess of $35 million plus amounts
                  then claimed or demanded by
                  Purchaser pursuant to Section 12.01
                  shall be released from the
                  restrictions of Section 12.05 and
                  any escrow, and that on the fifth
                  anniversary of the Closing Date any
                  Set-Off Debentures, cash, Specified
                  Investments and Purchaser Common
                  Stock held in escrow in excess of
                  amounts then claimed or demanded by
                  Purchaser pursuant to Section 12.01
                  shall be released from the
                  restrictions of Section 12.05 and
                  any escrow.
               (iii)   Within two business days after
                  the effective date of this
                  Agreement, Blair shall file a Notice
                  of Withdrawal with the High Court of
                  Zimbabwe withdrawing the Zimbabwe
                  Action.
               (iv)    Folium shall obtain and provide
                  to DIMON an undertaking from the
                  liquidator of LMI stating that LMI
                  has been dissolved and that the
                  liquidator will not seek to revive
                  or consent to the revival of LMI for
                  any purpose, including for the
                  purpose of bringing or assigning any

-13-
(237)
                  claim against DIMON.
          b. Obligations of DIMON.  DIMON shall:
               (i)     Pay to Anthony C.B. Taberer by
                  wire transfer of immediately
                  available funds an amount equal to
                  US$967,000.  Upon receipt by Anthony
                  C.B. Taberer of such payment, the
                  Consulting Agreement shall terminate
                  without further liability of either
                  party thereunder, provided, that the
                  provisions of Section 11,
                  "Confidential Information," of the
                  Consulting Agreement shall survive
                  such termination.
               (ii)    Reinstate Paul A.B. Taberer to
                  active employment effective
                  simultaneously with the
                  effectiveness of the Releases in a
                  position and upon terms and
                  conditions to be mutually agreed
                  upon by Paul A.B. Taberer and DIMON.
                  Such employment shall be in
                  accordance with the terms and
                  conditions of the Employment
                  Agreement or with any written
                  amendment to the Employment
                  Agreement.
               (iii)   Purchase from Folium 1,475,634
                  kilos of Turkish 93AG tobacco at
                  US$2.80 per kilo representing the
                  remaining unsold Specified Stocks
                  (the "Turkish Tobacco").  In
                  consideration for the Turkish
                  Tobacco and in full settlement of
                  all of the obligations of the
                  parties to one another with respect
                  to the Specified Stocks (except as
                  provided in the remainder of this
                  subsection (iii)), DIMON shall pay
                  to Folium US$5,014,734.00 by wire
                  transfer of immediately available

-14-
(238)
                  funds.  Folium shall deliver to
                  DIMON a duly executed bill of sale
                  and all other documents or
                  instruments necessary to convey
                  title to the Turkish Tobacco to
                  DIMON free and clear of any
                  mortgage, pledge, lien, charge,
                  encumbrance or commission.  DIMON
                  shall retain an additional $5,466.51
                  that would be payable to Folium
                  under this subparagraph as a reserve
                  against potential commissions
                  payable on demand by Kortem on pre-
                  closing sales of certain Specified
                  Stocks.  If Kortem has not demanded
                  payment of this amount by January 1,
                  2000, however, DIMON shall remit the
                  $5,466.51 to Folium.  Unless
                  otherwise agreed to the contrary in
                  this Agreement, DIMON shall be
                  responsible for any and all costs,
                  including but not limited to
                  commissions, warehousing and freight
                  charges with respect to the Turkish
                  Tobacco after the Closing.  In
                  addition, DIMON has sold on Folium's
                  behalf 47,796 kilos of Turkish 93AG
                  tobacco to CNTIEC at a total price
                  of US$191,184.00, for which payment
                  has not yet been received.  DIMON
                  shall use its commercially
                  reasonable best efforts to collect
                  the full amount of such purchase
                  price on Folium's behalf and shall
                  promptly remit to Folium all sale
                  proceeds actually received by it,
                  net of freight and direct selling
                  costs (presently estimated to result
                  in net sale proceeds of
                  US$172,916.37) within three business
                  days of receipt thereof by DIMON.

-15-
(239)

          c. Obligations of Defendants and DIMON.
             Within two business days after the
             effective date of this Agreement, DIMON
             and the Defendants shall cause to be
             filed with the Court a Stipulation in the
             form annexed hereto as Exhibit C to be
             entered as an Order by the Court:  (1)
             dismissing all claims in the action with prejudice and (2) releasing to Folium all payments of interest on the Convertible
             Debentures that previously were deposited into the Court during the pendency of the Action.
          d. Closing. Within two business days after the date that the Court enters the Stipulation referred to in paragraph (c) as an Order and the Zimbabwe Action has been fully and finally withdrawn, the parties shall exchange the remaining consideration (except for CNTIEC sale proceeds and the $5,466.51 commission reserve) provided for in paragraphs 3(a) and (b) hereof. Immediately upon exchange of such consideration, the
             Releases, undertakings and indemnities,
             undertakings and covenants herein shall
             become effective. If any party fails to transfer the consideration provided for in paragraph 3(a) and (b) in a timely fashion in accordance with this paragraph, that party shall pay interest at the United States prime rate on any unpaid balance from the date such consideration was required to be delivered through the date such consideration is actually received by the party entitled to it.
     4.   Covenants.
          a. Third Party Claims. Except with respect to the actions set forth on Exhibit D

-16-
(240)
             hereto, DIMON and Tabex for themselves
             and their respective subsidiaries,
             successors and assigns hereby covenant
             that each of them will commence no action or proceeding nor bring any claim in any action or proceeding against any former professional advisor of Intabex or Blair, including but not limited to any of the member firms of the Ernst & Young international organization, CS First
             Boston, or any other accountant,
             investment banker or professional service provider to Intabex or the Defendants
             (hereinafter the "Professional Advisors") relating to (i) DIMON's acquisition of Intabex's capital stock or Tabex's acquisition of certain Blair assets, (ii) any of the claims or factual circumstances alleged in the Action; or
             (iii) the matters encompassed by the
             Claim Letters.  In the event a
             Professional Advisor commences an action or proceeding or brings any claim in any action or proceeding against DIMON or Tabex or their respective subsidiaries, successors and assigns relating to the matters identified in the immediately preceding sentence, then this covenant shall terminate as to that Professional
             Advisor.
          b.      Res Judicata.  The Defendants for
             themselves and their respective
             successors and assigns hereby covenant
             that in any action or proceeding brought by DIMON with respect to any claim preserved by paragraphs 2(a)(i) through
             (iii) of this Agreement, they shall not
             assert that any such claim is barred by
             the principles of res judicata or
             otherwise is barred as a result of the
             dismissal of the Action.  In the event

-17-
(241)
             that any court nevertheless dismisses any action or claim brought by DIMON with respect to any claim preserved by paragraphs 2(a)(i) through (iii) of this Agreement on the ground of res judicata, the Defendants hereby consent to the arbitration of any such claim before a single arbitrator to be conducted in New
             York, New York under the Commercial Rules of the American Arbitration Association, consistent with paragraph 10(a) of this Agreement.
          c.      Further Assurances.  Each of the
             parties to this Agreement shall take any and all actions reasonably necessary to ensure compliance with and effectuation of the terms and conditions of this Settlement.
          b.      Return of Documents.  Within 60 days
             after the Effective Date, or at such
             further time as may be agreed upon by
             counsel for the parties, each party and
             its counsel and experts shall return to
             the producing party or destroy (at the
             non-producing party's option) all
             documents produced by the producing party during discovery and all copies thereof.
             Each non-producing party, or its counsel, shall provide written notice to the producing party certifying that those documents have been returned or destroyed. The two immediately foregoing sentences shall not apply to:
               (i)     copies of documents produced
                  that either were annexed as exhibits
                  to papers filed in Court in the
                  Action or marked as deposition
                  exhibits to be bound with the
                  transcripts of such depositions,
                  which may be maintained by the
                  parties, but which shall be subject
                  to the terms of that Stipulation and
                  Protective Order between DIMON,

-18-
(242)

                  Defendants and LMI dated March 15,
                  1999, as amended April 15, 1999 (the
                  "Protective Order"), except
                  paragraph 14 thereof;
               (ii)    documents and all copies thereof
                  obtained from non-parties pursuant
                  to subpoenas which may be maintained
                  by the parties, but which shall be
                  subject to the terms of the
                  Protective Order, except paragraph
                  14 thereof;
               (iii)   transcripts and videotapes of
                  any non-party depositions which may
                  be maintained by the parties but
                  which shall be subject to the terms
                  of the Protective Order except
                  paragraph 14 thereof; and
               (iv)   Originals and/or copies of the
                  materials produced by Blair to DIMON
                  relating to the tobacco business of
                  Blair's predecessor, Tabex.  To the
                  extent that any such materials
                  contain information pertaining to
                  any non-tobacco business of Blair's
                  predecessors or Affiliates, however,
                  the use of such information shall be
                  subject to the provisions of the
                  Protective Order, except paragraph
                  14 thereof.
          c.     Confidential Discovery Material; Press
             Release.  Except as set forth in
             paragraph 4(c) hereof, the parties shall comply with the terms of the Protective
             Order with respect to Confidential
             Discovery Material, as defined therein.
             DIMON and the Defendants shall provide
             each other with copies of any press
             releases to be issued by any of them in
             connection with this Agreement not later than one business day before release.

-19-
(243)

     5. No Admission of Liability. Entering into and carrying out this Agreement is not, and shall not be construed as, or deemed to be evidence of, an admission by or against any party of any fault, wrongdoing or liability or an admission or concession by the parties that their claims or defenses were advanced in bad faith or otherwise lacked merit.
Subject to the foregoing and in the interest of reaching an amicable settlement, effective upon the closing, DIMON withdraws any allegations of fraud against the Defendants in the Action.
     6. Fees and Expenses. All parties shall pay their own attorneys' fees, costs, expert fees or any other expenses incurred during, or in preparing for, the Action and in negotiating and preparing this Agreement.
     7.   Notices. Any and all notices, requests,
consents, directives or communications by any party relating to this Agreement intended for any other party shall be in writing, shall be given personally, telecopied, sent by postage prepaid certified or registered mail, return receipt requested, or guaranteed overnight delivery carrier, and shall be deemed delivered on the earlier of (a) the date received or (b) the date two business days after deposit with a guaranteed overnight delivery carrier, and shall be addressed as follows:
       If to DIMON or Tabex:

          DIMON Incorporated
          512 Bridge Street
          Danville, Virginia 24543-0681
          Attention: Mr. Brian J. Harker
                     Mr. James A. Cooley

-20-
(244)
       with a copy to

          Hunton & Williams
          951 East Byrd Street
          Richmond, Virginia, 23219
          Attention:  Mr. Thurston R. Moore
                      Mr. Robert F. Brooks

       If to Folium:

          Maitland & Co.
          35 rue la Boetie
          Paris, France 75008
          Attention: Mr. Steven Georgala

       with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          666 Fifth Avenue
          New York, NY 10103
          Attention: Mr. Charles W. Gerdts, III

       If to Tabacalera:

          Tabacalera S.A.
          Alcala 47
          28014 Madrid, Spain
          Attention: Mr. Calixto Rios

       with a copy to:

          Whitman, Breed, Abbot & Morgan, LLP
          200 Park Avenue
          New York, NY 10166-0005
          Attention: Mr. Berge Setrakian

       If to Blair:

          Winterton, Holmes & Hill
          7 Beverly Place
          Selous Avenue
          Harare, Zimbabwe
          Attention: Mr. Alwyn Pichanick
                     Mr. Ray Passaportis


-21-
(245)
       with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          666 Fifth Avenue
          New York, NY 10103
          Attention: Mr. Charles W. Gerdts, III

       If to Anthony C.B. Taberer:

          Anthony C. B. Taberer
          Avontuur Estate
          Old Stellenbosch Road
          Cape Province, South Africa

       with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          666 Fifth Avenue
          New York, NY 10103
          Attention: Mr. Charles W. Gerdts, III

       If to Paul A.B. Taberer:

          Paul A.B. Taberer
          New Place
          The Ridges
          Finchampstead
          Berkshire RG403TA
          UK

       with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          666 Fifth Avenue
          New York, NY 10103
          Attention: Mr. Charles W. Gerdts, III

       If to Charles M.B. Taberer:

          Charles M.B. Taberer
          10A Spurrier Road
          New Ardbennie
          Harare, Zimbabwe


-22-
(246)
       with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          666 Fifth Avenue
          New York, NY 10103
          Attention: Mr. Charles W. Gerdts, III

     Any party may, from time to time, change the address to which such written notice, request, consent, directive or communications are to be mailed, by giving the other parties ten days' prior written notice of the changed address in the manner hereinabove provided.
     8. Entire Agreement; Captions. This Agreement constitutes the entire agreement between the parties and may not be amended except by a writing signed by the parties to be bound thereby. The recitals and section and subsection captions used in this Agreement have been inserted for convenience of reference only and to not define or limit the provisions hereof.
     9.   Counterparts.  This Agreement may be
executed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.
     10.  Governing Law and Submission to Jurisdiction.
          a. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to a contract executed and performed in such state.
          b.      Consent to Jurisdiction; Venue.
             (i)  DIMON, Tabex and the Defendants (the
             "Consenting Parties") consent to submit
             to the exclusive jurisdiction of the
             United States District Court for the
             Southern District of New York or, in the event (but only in the event) such court does not have subject matter jurisdiction, of the courts of the State

-23-
(247)
             of New York sitting in the County of New
             York for any actions, suits or
             proceedings arising out of this
             Agreement.  Each of the Consenting
             Parties agrees not to commence any
             action, suit or proceeding arising out of this Agreement except in such courts and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address of the party set forth above shall be effective service of process for any action, suit or proceeding brought against them in any such court. Each of the Consenting Parties unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such courts, and waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
          b.      Service of Process.  DIMON, Tabex,
             Blair, Folium and Tabacalera each hereby irrevocably designates, appoints and empowers CT Corporation System, at 1633
             Broadway, New York, New York 10019, or
             such other address where such
             representative office may be located in
             New York City, and its successors and
             assigns, as its true and lawful agent for service of process to receive and accept on its behalf service of process in any actions, suits or proceedings arising out of this Agreement. Each of Anthony C. B.
             Taberer, Paul A. B. Taberer and Charles
             M. B. Taberer hereby irrevocably
             designates, appoints and empowers
             Maitland & Co., 5th Floor, 44-48 Dover
             Street, London W1X 3RF, as his true and

-24-
(248)
             lawful agent for service of process to
             receive and accept service of process on
             his behalf in any actions, suits or
             proceedings to enforce this Agreement.
             DIMON, Tabex and each of the Defendants
             agrees that the failure of such process
             agent to give notice of any service of
             process to it or him shall not impair or
             affect the validity of service upon such
             agent or any judgment based thereron.
             DIMON, Tabex and the Defendants each
             shall be responsible for all fees and
             expenses of such agent for its own
             account.
          c.      Waiver of Jury Trial.  EACH PARTY
             HERETO IRREVOCABLY WAIVES ALL RIGHT TO
             TRIAL BY JURY IN ANY ACTION, PROCEEDING
             OR COUNTERCLAIM (WHETHER BASED ON
             CONTRACT, TORT OR OTHERWISE) ARISING OUT
             OF THIS AGREEMENT OR THE NEGOTIATION,
             ADMINISTRATION, PERFORMANCE OR
             ENFORCEMENT OF THIS AGREEMENT.
          d.      Fees and Expenses.   In any action,
             suit or proceeding brought to enforce
             this Agreement, the prevailing party or
             parties shall be entitled to receive from the non-prevailing party or parties its or their fees and expenses, including the reasonable fees and expenses of counsel, incurred in prosecuting such action, suit or proceeding. The parties expressly agree that any action brought by any party relating to any claims not released by this Agreement shall not be considered an action brought to enforce this Agreement or otherwise be subject to this paragraph 10.
     11.  Successors and Assigns.  This Agreement


-25-
(249)
shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns.
     12.  Co-Drafters Stipulation.  DIMON and the
Defendants agree that they shall be deemed co-drafters in the event of any judicial interpretation or construction of the terms of this Agreement. As a result, no contra proferentum presumption shall apply to this Agreement. To the contrary, the release and discharge language shall be given the broadest possible interpretation favorable to DIMON and the Defendants, as applicable.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of May 24, 1999.

Seen & Agreed:

DIMON INCORPORATED

By:    /s/ Brian J. Harker
       _____________________
Name:  Brian J. Harker
Title: President & CEO


Seen & Agreed:

TABEX (PRIVATE) LIMITED
formerly known as DIBRELL BROTHERS
ZIMBABWE (PRIVATE) LIMITED


By:    /s/ Iain A. Bell
       _____________________
Name:  Iain A. Bell
Title: Finance and Administrative Director


Seen & Agreed:

FOLIUM INC.

By:    /s/ J. Herholdt
       _____________________
Name:  J. Herholdt
Title: Attorney to Folium


-26-
(250)

Seen & Agreed:

TABACALERA S.A.


By:     /s/  Richard F. Markert
        _____________________
Name:   Richard F. Markert
Title:  With authority from Tabacalera S.A.


Seen & Agreed:

BLAIR INVESTMENTS (PRIVATE) LIMITED


By:    /s/ Charles Taberer
       _____________________
Name:  Charles Taberer
Title: Managing Director


Seen & Agreed:


/s/ Anthony C. B. Taberer
_____________________
Anthony C.B. Taberer


Seen & Agreed:


/s/ Paul A. B. Taberer
______________________
Paul A.B. Taberer



Seen & Agreed:


/s/ Charles M.B. Taberer
________________________
Charles M.B. Taberer

-27-
(251)